EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Tuesday, May 4, 2004

CLAYTON WILLIAMS ENERGY ANNOUNCES 2004

FIRST QUARTER RESULTS

Midland, Texas, May 4, 2004 - Clayton Williams Energy, Inc.  (NASDAQ-NMS:CWEI) reported net income for the first quarter of 2004 of $4.8 million, or $.50 per share, as compared to net income of $16.3 million, or $1.73 per share, for the first quarter of 2003.  Cash flow from operations was $21.5 million compared to $29.6 million during the same period in 2003.

Lower gas production, offset partially by higher oil prices, accounted for most of the decrease in earnings for the first quarter of 2004.  Oil and gas sales decreased 25% to $36.3 million as compared to $48.7 million in 2003.  Realized oil prices increased 17% from $29.03 to $34.04 per Bbl, while gas prices remained relatively flat.  The 2003 prices include realized net losses on hedging transactions totaling $8.2 million, or $.98 per Mcf of gas and $3.59 per Bbl of oil.

Gas production for the first quarter of 2004 decreased 39% to 4.2 Bcf, or 45,901 Mcf per day, from 6.9 Bcf, or 76,622 Mcf per day, in 2003.  This decrease was due primarily to the declining volumes in the Cotton Valley area and in south Louisiana.  Oil production remained relatively flat for the same period.

Other income/expense for the first quarter of 2004 included a $3.1 million loss associated with the change in fair value of derivative contracts as compared to a $3.4 million gain in the 2003 quarter.  In both periods, the Company held commodity derivatives that were not designated as cash flow hedges under applicable accounting standards.  Changes in the fair value of these derivatives are based on the underlying commodity prices and resulted in a $6.5 million variance in other income/expense between the two quarters.

Exploration costs related to abandonments and impairments were $4.6 million in the first quarter of 2004.  Included in the current period was $1.1 million associated with an unsuccessful south Louisiana well, the State Lease 17341 #1 (Brandi).  The balance related to costs incurred during the first quarter of 2004 on previously reported dry holes.

MORE...

The Company is continuing completion operations on the State Lease 17378 #1 (Fleur) in Plaquemines Parish, but results to date have been unsuccessful. The Company first attempted completion in one interval at a vertical depth of 19,550 feet and found the sand to be wet.  A second interval at a vertical depth of 19,380 feet was also wet and has been abandoned.  The Company is currently attempting completion in the third interval within the same geologic formation at a vertical depth of 18,230 feet.  If this interval is not productive, the Company may abandon the lower formation and attempt completion in up to six intervals in a shallower formation between 13,170 feet and 15,900 feet.  To date, the Company has incurred drilling and completion costs of approximately $11 million, net to its working interest.  If the lower formation is abandoned, the Company will record a pre-tax charge of approximately $8.5 million related to the unsuccessful drilling and completion activities in the lower formation.

The Company will host a conference call to discuss the results and other forward-looking items today, at 2:00 p.m. CT (3:00 p.m. ET).  The dial-in conference number is:  800-901-5213, passcode 84868578.  The replay will be available for one week at
888-286-8010, passcode 68141262.

To access the Internet webcast, please go to the Company’s website at www.claytonwilliams.com, and click on “Live Webcast”.  Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices, the Company’s drilling results, the Company’s ability to replace short-lived reserves, the availability of capital resources, the reliance upon estimates of proved reserves, operating hazards and uninsured risks, competition, government regulation, the ability of the Company to implement its business strategy, and other factors referenced in the Company’s public filings with the Securities and Exchange Commission.

Contact:

Lajuanda Holder	Mel G. Riggs
Director of Investor Relations	Chief Financial Officer
(432) 688-3419	(432) 688-3431
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW...

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share)

	Three Months Ended March 31,
	2004	2003
REVENUES
Oil and gas sales	$36,332	$48,697
Natural gas services	2,527	2,048
Total revenues	38,859	50,745

COSTS AND EXPENSES
Lease operations	6,955	7,571
Exploration:
Abandonments and impairments	4,632	4,462
Seismic and other	1,925	2,352
Natural gas services	2,352	1,940
Depreciation, depletion and amortization	8,524	10,571
Accretion of abandonment obligations	175	151
General and administrative	3,301	1,740
Total costs and expenses	27,864	28,787
Operating income	10,995	21,958

OTHER INCOME (EXPENSE)
Interest expense	(460)	(992)
Gain (loss) on sales of property and equipment	5	(9)
Change in fair value of derivatives	(3,093)	3,449
Other	(124)	275
Total other income (expense)	(3,672)	2,723

Income before income taxes	7,323	24,681

Income tax expense	2,510	8,560

Income before extraordinary items	4,813	16,121

Cumulative effect of accounting change, net of tax	—	207

NET INCOME	$4,813	$16,328

Net income per common share:
Basic:
Income before extraordinary items	$0.51	$1.73
Net income	$0.51	$1.76

Diluted:
Income before extraordinary items	$0.50	$1.71
Net income	$0.50	$1.73

Weighted average common shares outstanding:
Basic	9,371	9,303
Diluted	9,720	9,433

Total comprehensive income	$4,813	$16,359

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2004	December 31, 2003
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,995	$15,454
Accounts receivable:
Oil and gas sales, net	15,409	16,725
Joint interest and other, net	2,748	2,972
Affiliates	380	453
Inventory	1,440	787
Deferred income taxes	1,514	1,241
Prepaids and other	1,675	1,518
	31,161	39,150
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	680,841	656,531
Natural gas gathering and processing systems	16,838	16,829
Other	12,420	12,300
	710,099	685,660
Less accumulated depreciation, depletion and amortization	(512,623)	(504,101)
Property and equipment, net	197,476	181,559
OTHER ASSETS
Investments and other	3,604	3,724

	$232,241	$224,433

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$31,774	$33,523
Oil and gas sales	9,018	10,086
Affiliates	1,057	1,254
Current maturites of long-term debt	4,171	2,453
Fair value of derivatives	5,177	2,233
Accrued liabilities and other	2,760	2,720
	53,957	52,269

NON-CURRENT LIABILITIES
Long-term debt	51,406	53,295
Deferred income taxes	11,288	8,504
Other	9,821	9,584
	72,515	71,383

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	937	937
Additional paid-in capital	74,147	73,972
Retained earnings	30,685	25,872
	105,769	100,781

	$232,241	$224,433

CLAYTON WILLIAMS ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,813	$16,328
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	8,524	10,571
Exploration costs	4,632	4,462
(Gain) loss on sales of property and equipment	(5)	9
Deferred income taxes	2,510	8,560
Non-cash employee compensation	577	44
Change in fair value of derivatives	2,945	(3,863)
Accretion of abandonment obligations	175	151
Cumulative effect of accounting change, net of tax	—	(207)

Changes in operating working capital:
Accounts receivable	1,613	(11,435)
Accounts payable	(3,544)	6,691
Other	(771)	(1,724)
Net cash provided by operating activities	21,469	29,587

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(28,745)	(19,146)
Proceeds from sales of property and equipment	5	3
Other	137	(193)
Net cash used in investing activities	(28,603)	(19,336)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long-term debt	(500)	(1,656)
Proceeds from sale of common stock	175	104
Net cash used in financing activities	(325)	(1,552)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,459)	8,699

CASH AND CASH EQUIVALENTS
Beginning of period	15,454	5,676

End of period	$7,995	$14,375

Clayton Williams Energy, Inc.
Summary Production and Price Data

(Unaudited)

	Three Months Ended March 31,
	2004		2003

Average Daily Production:
Natural Gas (Mcf):
Austin Chalk (Trend)	3,669		4,210
Cotton Valley Reef Complex	28,119		51,400
Louisiana	10,739		17,488
New Mexico / West Texas	1,866		1,700
Other	1,508		1,824
Total	45,901		76,622

Oil (Bbls):
Austin Chalk (Trend)	2,393		2,817
Louisiana	738		621
New Mexico / West Texas	940		654
Other	50		52
Total	4,121		4,144

Natural gas liquids (Bbls):
Austin Chalk (Trend)	371		262
New Mexico / West Texas	186		136
Other	201		146
Total	758		544

Total Production:
Natural Gas (MMcf)	4,177		6,896
Oil (MBbls)	375		373
Natural gas liquids (MBbls)	69		49
Gas Equivalents (MMcfe)	6,841		9,428

Average Realized Prices:
Gas ($/Mcf):
Before hedging	$5.17		$6.24
Hedging gain (loss)	—	(a)	(0.98)
Combined	$5.17		$5.26

Oil ($/Bbl):
Before hedging	$34.04		$32.62
Hedging gain (loss)	—	(a)	(3.59)
Combined	$34.04		$29.03

Natural gas liquids ($/Bbl)	$24.57		$24.80

CLAYTON WILLIAMS ENERGY, INC.

Notes to tables and supplemental information

(a)          The Company did not designate any of its 2004 derivatives as cash flow hedges under Statement of Financial Accounting Standards No. 133, as amended.  All changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, are recorded as other income (expense) in the Company’s statements of operations and are excluded from the computation of average realized prices from oil and gas sales.  Actual losses on settled contracts totaled $408,000 in the first quarter of 2004, all of which were related to settlements on oil swaps.

Certain reclassifications in 2003 have been made to conform to current period presentations.